                                   EXHIBIT 5



                OPINION AS TO CERTAIN DELAWARE LAW ISSUES OF THE
                          SECURITIES BEING REGISTERED

                               November 15, 1996





                                                               Montgomery Office



The Colonial BancGroup, Inc.
P. O. Box 1108
Montgomery, AL 36101

    Re: Registration Statement on Form S-4 relating to the issuance of shares of Common Stock of The Colonial BancGroup, Inc., in connection with the acquisition by merger of Jefferson Bancorp, Inc. ("Merger")

Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by The Colonial BancGroup, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of shares of its Common Stock, par value of $2.50 per share, in connection with the Merger and in accordance with an Agreement and Plan of Merger, dated as of October 25, 1996 (the "Agreement"), by and between the Company and Jefferson Bancorp, Inc. and the issuance by the Company of its Common Stock pursuant to stock options being assumed by the Company in accordance with the Agreement. We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of the Registration Statement on Form S-4 referred to in the caption above. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

         (i) The Company is a corporation duly organized and existing under the laws of

The Colonial BancGroup
November 15, 1996
Page 25



the State of Delaware;

         (ii) The shares of Common Stock of the Company referred to above, to the extent actually issued pursuant to the Agreement will, when so issued, be duly and validly authorized and issued and will be fully paid and nonassessable shares of Common Stock of the Company;

         (iii) Under the laws of the State of Delaware, no personal liability attaches to the ownership of the shares of Common Stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement. In consenting to the inclusion of our opinion in the Registration Statement, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.

                                   Sincerely yours,

                                   MILLER, HAMILTON, SNIDER & ODOM, L.L.C.



                                   By: /s/ Michael D. Waters
                                       ------------------------------
                                       Michael D. Waters

MDW/mfm





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